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                                     [LETTERHEAD]

                                  December 19, 1996



Evans Withycombe Residential, Inc.
6991 East Camelback Road
#A-200
Scottsdale, Arizona  85251

         Re: Evans Withycombe Residential, Inc. - Registration Statement on Form S-3 pertaining to One Hundred Eighty Two Thousand Six Hundred Eighty-Five (182,685) Shares of Common Stock, par value One Cent ($.01) per Share (the "Shares")
              ----------------------------------------------------------------

Ladies and Gentlemen:

         In connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), by Evans Withycombe Residential, Inc., a Maryland corporation (the "Corporation") on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on December 13, 1996 as amended by Amendment No. 1 filed with the Commission on December 17, 1996 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         We have acted as special Maryland corporate counsel for the corporation in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Corporation, we have reviewed and are familiar with the proceedings taken by the Corporation in connection with the authorization of the Shares. In addition, we have relied upon certificates and advice from the officers of the Corporation upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Corporation (the "Charter"), consisting of Articles of Incorporation filed with the SDAT on May 24, 1995 and Articles of Amendment and Restatement filed with the SDAT on August 11, 1994. We have also examined Bylaws of the Corporation adopted as of May 25, 1994, Amended and Restated Bylaws of the Corporation adopted as of August 14, 1994 and resolutions of the Board of Directors of the Corporation adopted on or before the date hereof and in full

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Evans Withycombe Residential, Inc.
December 19, 1996
Page 2


force and effect on the date hereof; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

         We have assumed the genuineness of all signatures, and the authenticity of all documents submitted to us as originals and the conformity of the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so.

         Based on the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter: (1) all of the Shares have been duly authorized and reserved for issuance upon and in consideration of redemption of units of limited partnership ("Units") of Evans Withycombe Residential L.P., a Delaware limited partnership of which the Corporation is the sole general partner (the "Operating Partnership"); and (ii) upon being authorized for issuance by the Board of Directors of the Corporation to holders of Units in redemption of such Units, and issued, delivered and paid for, in accordance with and subject to the terms and conditions of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement"), the Shares will be validly issued, fully paid and non-assessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters".

         The opinions set forth herein are limited to the current laws of the State of Maryland and we express no opinion with respect to any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

         The opinions expressed in this letter are solely for your use and may not be relied upon by any other person without our prior written consent.

                             Very truly yours,



                             /s/ Ballard Spahr Andrews
                                  & Ingersoll